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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Laserscope for the registration of 5,358,875 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 2000, with respect to the consolidated financial statements and schedule of Laserscope included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP



San Jose, California
April 14, 2000